EXHIBIT 23.1
                                                             ------------


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 29, 2001 included in Illinois Tool Works Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and to all references to our Firm included in this registration statement.


   /s/ Arthur Andersen LLP
   ARTHUR ANDERSEN LLP
   Chicago, Illinois
   September 14, 2001